Exhibit 4.2

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               AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,
                                    Issuer




              5.25% Contingent Convertible Senior Notes Due 2024



                          __________________________


                         FIRST SUPPLEMENTAL INDENTURE

                                    to the

                                   INDENTURE

                            Dated December 6, 2004

                          __________________________




                        U.S. Bank National Association,
                                    Trustee




                               December 30, 2004


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


                               TABLE OF CONTENTS


                                                                          PAGE

                                   ARTICLE 1
                                  DEFINITIONS

Section 1.01.  Definition of Terms.........................................2

                                   ARTICLE 2
                                THE SECURITIES

Section 2.01.  Designation.................................................2
Section 2.02.  Principal Amount............................................3
Section 2.03.  Separate Series of Securities...............................3
Section 2.04.  Scope Of Global Security....................................3
Section 2.05.  Registration Rights Agreement...............................4

                                   ARTICLE 3
                          DISCHARGE OF THE INDENTURE

Section 3.01.  Discharge of the Indenture..................................4

                                   ARTICLE 4
                                 MISCELLANEOUS

Section 4.01.  Ratification Of Indenture...................................4
Section 4.02.  Trustee Not Responsible For Recitals........................4
Section 4.03.  Governing Law...............................................4
Section 4.04.  Separability................................................4
Section 4.05.  Tax Treatment of Securities.................................4
Section 4.06.  Multiple Originals..........................................5

Exhibit A      Form of Global Security

         FIRST SUPPLEMENTAL INDENTURE dated as of December 30, 2004 among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America (the "Trustee").

         WHEREAS, the Company executed and delivered the Indenture, dated as of December 6, 2004 (the "Original Indenture") (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this First Supplemental Indenture being referred to herein as the "Indenture") to provide, among other things, for the issuance of the Company's 5.25% Contingent Convertible Senior Notes Due 2024 (the "Convertible Notes");

         WHEREAS, Section 2.02 of the Indenture provides that the Company may issue additional Convertible Notes from time to time in an unlimited aggregate principal amount;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to enter into this Supplemental Indenture to provide for the establishment and issuance of additional Convertible Notes in a new series to be known as its Series B 5.25% Contingent Convertible Senior Notes Due 2024 (the
"Securities");

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend and supplement the Indenture without notice to, or the consent of, any Holder to make changes to the Indenture that do not adversely affect the rights of any Holder in any material respect;

         WHEREAS, pursuant to the terms of the Indenture, the Company and the Trustee desire to supplement the Indenture hereby to permit the Company to establish and issue multiple, separate series of Convertible Notes, each with the terms, except as otherwise set forth in this Supplemental Indenture, as specified in the Original Indenture;

         WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture and to issue the Securities and the Common Stock issuable upon conversion thereof;

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and take all actions necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company;

         NOW THEREFORE, in consideration of the purchase and acceptance of the Securities by the Holders thereof, and for the purpose of setting forth the form and terms of the Securities, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE 1
                                  DEFINITIONS

         Section 1.01. Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

         (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) the following terms have the meanings given to them in this
Section 1.01(f):

         "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 30, 2004 between the Company and the Initial Purchaser relating to the Securities.


                                   ARTICLE 2
                                THE SECURITIES

         Section 2.01. Designation.

         The Company hereby establishes a new series of Convertible Notes designated the "Series B 5.25% Contingent Convertible Senior Notes Due 2024" for issuance under the Indenture. The Securities shall be substantially in the form attached as Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in this series of Securities shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Stated Maturity of the Securities shall be December 6, 2024 and they shall bear interest at the rate of 5.25% per annum from December 6, 2004 or, if closer to the date of issuance, from the most recent Interest Payment Date for which interest has been paid or duly provided for, payable semi-annually in arrears on each June 6 and December 6 (each, an Interest Payment Date), commencing June 6, 2005.

         The Securities are not subject to any sinking fund.

         Interest on the Securities (including Contingent Interest and Liquidated Damages, if any) shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

         The Securities shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Section 2.02. Principal Amount.

         The aggregate principal amount of the Securities which may be authenticated and delivered pursuant to this Supplemental Indenture is unlimited. The Securities issued on the date hereof and any additional Securities issued pursuant hereto shall constitute a separate series of Securities, and shall not be a part of the series of Convertible Notes issued on December 6, 2004 by the Company.

         Section 2.03. Separate Series of Securities.

         For all purposes of the Indenture and this Supplemental Indenture including, without limitation, Sections 1.05, 3.01, 6.01, 6.02, 6.03, 6.04, 6.05, 9.01, and 9.02 of the Indenture, (i) all Securities, whether initial Securities, exchange Securities or additional Securities, shall constitute a separate series of Convertible Notes and shall vote together and be treated as one series of Convertible Notes and (ii) the Holders of the Securities shall constitute a separate class of Holders under the Indenture.

         Section 2.04. Scope Of Global Security.

         Any Global Security shall represent such of the outstanding Securities of this series as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities of this series from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby.

         Section 2.05. Registration Rights Agreement.

         Holders of the Securities shall have the benefit of the Company's registration obligations with respect to the Securities as more fully set forth in the Registration Rights Agreement.


                                  ARTICLE 3
                          DISCHARGE OF THE INDENTURE

         Section 3.01. Discharge of the Indenture. Article 8 of the Indenture shall apply to the Securities.


                                  ARTICLE 4
                                 MISCELLANEOUS

         Section 4.01. Ratification Of Indenture.

         The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture as it relates to the Securities in the manner and to the extent herein and therein provided.

         Section 4.02. Trustee Not Responsible For Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         Section 4.03. Governing Law.

         This Supplemental Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

         Section 4.04. Separability.

         In case any one or more of the provisions contained in this Supplemental Indenture or in the Global Security shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Global Security, but this Supplemental Indenture and the Global Security shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 4.05. Tax Treatment of Securities.

         The Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any Beneficial Owner of a Security shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury regulation section 1.1275-4 or any successor provision (the "contingent payment regulations"). For United States federal income tax purposes, the Company further agrees, and by acceptance of a beneficial interest in a Security each Holder and any Beneficial Owner of a Security shall be deemed to agree (i) to treat the cash and the fair market value of any Common Stock received upon the conversion of a Security as a contingent payment for purposes of the contingent payment regulations, (ii) to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e. Tax Original Issue Discount) according to the "noncontingent bond method" set forth in the contingent payment regulations, using the comparable yield of 8% compounded semi-annually, and (iii) to be bound by the Company's determination of the "projected payment schedule," within the meaning of the contingent payment regulations, with respect to the Securities. Holders or Beneficial Owners may obtain the issue price, amount of Tax Original Issue Discount, issue date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: 5000 Westown Parkway #440, West Des Moines, IA 50266.

         Section 4.06. Multiple Originals.

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Supplemental Indenture to be signed and acknowledged by its duly authorized officers, and U.S. Bank National Association has caused this Supplemental Indenture to be signed by one of its duly authorized officers, as of the day and year first above written.

                                        AMERICAN EQUITY INVESTMENT LIFE
                                          HOLDING COMPANY


                                        By: /s/ Wendy L. Carlson
                                            ----------------------------------
                                            Name:  Wendy L. Carlson
                                            Title: Chief Financial Officer


                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                        By:  /s/ Lori-Anne Rosenberg
                                             --------------------------------
                                             Name:  Lori-Anne Rosenberg
                                             Title: Vice President

                                                                     EXHIBIT A


                       [FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY AFFILIATE OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT
(A) TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND THE TRUSTEE (WITH RESPECT TO TRANSFERS OF SECURITIES) OR THE TRANSFER AGENT (WITH RESPECT TO TRANSFERS OF COMMON STOCK). THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS (x) $1,050 PLUS (y) ACCRUED INTEREST FROM DECEMBER 6, 2004 TO DECEMBER 30, 2004 (EQUAL TO $3.50), OR $1,053.50 PER $1,000 OF PRINCIPAL AMOUNT, AND THE ISSUE DATE OF THIS SECURITY IS DECEMBER 30, 2004. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 8% COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED, (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, (3) TO ACCRUE INTEREST WITH RESPECT TO THIS SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD" SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS AND (4) TO BE BOUND BY AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," EACH WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY.

         AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AT THE FOLLOWING ADDRESS: 5000 WESTOWN PARKWAY, SUITE 440, WEST DES MOINES, IOWA 50266, ATTENTION: WENDY L. CARLSON.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

               5.25% Contingent Convertible Senior Note Due 2024

No.: 1                                            CUSIP:

Issue Date:                                       Principal Amount:  $


         American Equity Investment Life Holding Company, an Iowa corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of , on December 6, 2024, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

         Interest Payment Dates: June 6 and December 6, commencing June 6,
2005.

         Record Dates: May 20 and November 20, commencing May 20, 2005.


                                            American Equity Investment Life
                                              Holding Company


                                            By:
                                               --------------------------------
                                               Name:   Wendy L. Carlson
                                               Title:  Chief Financial Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By:
    ------------------------
      Authorized Signatory

Dated:

                   [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

          Series B 5.25% Contingent Convertible Senior Note Due 2024

         (1) New Series of Securities.

         This Security shall constitute a new, separate series of Securities under the Indenture and Holders hereof shall constitute a separate class of Holders.

         (2) Interest.

         This Security will bear interest from December 6, 2004 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 6 and December 6 of each year (each, an "Interest Payment Date"), subject to Section 11.08 of the Indenture, commencing June 6, 2005. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded semi-annually, and it shall pay interest on overdue installments of interest and Contingent Interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate, compounded semi-annually. Interest (including Contingent Interest and Liquidated Damages, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Company shall pay additional interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from and including an Interest Payment Date to but excluding the next Interest Payment Date, commencing with the six-month period ending June 6, 2012, if the average Trading Price per Security for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period (the "Contingent Interest Average Trading Price") equals 120% or more of the principal amount of such Security. The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.50% per annum on the Contingent Interest Average Trading Price. The Company will pay Contingent Interest, if any, in the same manner and at the same time as it will pay interest as described above.

         Upon determination that Holders will be entitled to receive Contingent Interest for a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and notify the Trustee promptly in writing.

         (3) Method of Payment.

         The Company will pay interest (including Contingent Interest and Liquidated Damages, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on May 20 or November 20 (each a "Record Date"), as the case may be, immediately preceding the related Interest Payment Date. Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest (including Contingent Interest and Liquidated Damages, if any), the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to a Holder holding Securities in definitive form by check or wire payable in such money; provided that a Holder holding Securities in definitive form with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         (4) Paying Agent, Conversion Agent and Registrar.

         Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

         (5) Indenture.

         The Company issued the Securities under an Indenture dated as of December 6, 2004 ( the "Original Indenture") between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as December 30, 2004 (the "Supplemental Indenture", and together with the Original Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are senior unsecured obligations of the Company and may be issued in unlimited principal amount under the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         (6) Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. Beginning on December 15, 2011 and during the periods thereafter to maturity, the Securities of this series are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is between the close of business on a Record Date and the opening of business on the related Interest Payment Date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Record Date.

         Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, immediately after such Redemption Date, interest (including Contingent Interest and Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

         (7) Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 15, 2011, December 15, 2014 and December 15, 2019 (each, a "Repurchase Date"), all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the "Repurchase Price"), together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash (provided that if the Change in Control Repurchase Date is between the close of business on a Record Date and the opening of business on the related Interest Payment Date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Record Date). Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) on all Securities of this series or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, interest (including Contingent Interest and Liquidated Damages, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Contingent Interest and Liquidated Damages, if any) upon surrender of such Security.

         (8) Conversion.

         Upon satisfaction of the conditions set forth in Section 10.01(a) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Section 10.14 of the Indenture; provided that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $14.47 per share of Common Stock. The Conversion Rate shall, as of the date of the Indenture, initially be approximately 69.1085. The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture. Upon conversion, no adjustment for interest (including Contingent Interest and Liquidated Damages, if any) or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Ten Day Average Closing Stock Price (as defined in the Indenture). Except as provided in Section 10.02(c) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company's obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon. Any accrued interest (including Contingent Interest and Liquidated Damages, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

         In addition, following certain corporate transactions as set forth in Sections 10.01(a)(iii)(A) and 10.01(a)(iii)(B) that occur on or prior to December 15, 2011 and that constitute a Change in Control (other than relating to the composition of the Board of Directors as described in clause (d) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Board of Directors) in the corporate transaction consists of (i) cash,
(ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, a Holder who elects to convert its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders a Security for conversion between the close of business on the Record Date and the opening of business on the related Interest Payment Date, the Security must be accompanied by payment of an amount equal to the interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

         A Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in
Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         (9) Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         (10) Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         (11) Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of this series at the time outstanding and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities
(i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder in any material respect, (ii) to comply with Article 5 or Section 10.11 of the Indenture, (iii) to make provisions with respect to the conversion right of Holders pursuant to the requirements of Section 10.01 of the Indenture, (iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (v) to comply with the provisions of the TIA or any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

         (12) Defaults and Remedies.

         Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities of this series then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities of this series may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities of this series at the time outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

         (13) Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         (14) No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         (15) Ranking.

         The Securities shall be unsecured senior obligations of the Company and shall rank equally in right of payment with any other existing and future senior indebtedness of the Company and senior to any future subordinated indebtedness of the Company.

         (16) Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

         (17) Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ("Tenants In Common"), TEN ENT ("Tenants By The Entireties"), JT TEN ("Joint Tenants With Right Of Survivorship And Not As Tenants In Common"), CUST ("Custodian") and U/G/M/A ("Uniform Gift To Minors Act").

         (18) Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         (19) CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to __________________________________
_______________________________________________________________________________

(Insert assignee's soc. sec. or tax ID no.)
_______________________________________________________________________________

(Print or type assignee's name, address and zip code)
_______________________________________________________________________________

and irrevocably appoint ________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ________________



                               CONVERSION NOTICE

To convert this Security into Cash and Common Stock of the Company, check the box |_|

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
____________________________

If you want the stock certificate made out in another person's name fill in the form below:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Insert the other person's soc. sec. or tax ID no.)
_______________________________________________________________________________

_______________________________________________________________________________

(Print or type other person's name, address and zip code)

Your Signature: ______________________

(Sign exactly as your name appears on the other side of this Security)



Signature Guaranteed

--------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
   ----------------------------------
        Authorized Signatory

                           FORM OF REPURCHASE NOTICE

To:      American Equity Investment Life Holding Company

         The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions specified in paragraph 6 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                           -----------------------------------
                                           Signature(s)


Fill in for registration of Securities
not repurchased if to be issued other
than to and in the name of registered holder:


-------------------------------------------------------------------------------
(Name)

-------------------------------------------------------------------------------
(Street Address)

-------------------------------------------------------------------------------
(City, state and zip code)


Please print name and address

principal amount to be repurchased (if less than all):  $__,000 date of requested repurchase:  December 15, 20__
    (specify either December 15, 2011, 2014 or 2019)

                      FORM OF OPTION TO ELECT REPURCHASE
                           UPON A CHANGE IN CONTROL

To:  American Equity Investment Life Holding Company

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from American Equity Investment Life Holding Company (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                                    ---------------------------
                                                    Signature(s)


Fill in for registration of Securities
not repurchased if to be issued other
than to and in the name of registered holder:



-------------------------------------------------------------------------------
(Name)

-------------------------------------------------------------------------------
(Street Address)

-------------------------------------------------------------------------------
(City, state and zip code)


Please print name and address

principal amount to be repurchased (if less than all):  $__,000

                                  SCHEDULE I

                AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
          Series B 5.25% Contingent Convertible Senior Notes Due 2024

No:

Date                      Principal Amount                          Notation
-------------------------------------------------------------------------------